EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Implant Sciences Corporation
Wakefield, MA

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.’s 333-109677, 333-111434, 333-117366, 333-124058, 333-127167) and Form S-8 (No's 333-42816, 333-111117) of our report dated September 20, 2006, relating to the consolidated financial statements which appears in the Annual Report to Shareholders, which is included in this Annual Report on Form 10-K of Implant Sciences Corporation for the year ended June 30, 2006.

/s/UHY LLP
Boston, MA

October 12, 2006